UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 6, 2006

GLOBETRAC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33309 (Commission File Number)	33-0953557 (I.R.S. Employer Identification No.)
# 600 - 1100 Melville Street Vancouver, British Columbia, Canada (Address of principal executive offices)		V6E 4A6 (Zip Code)

Registrant’s telephone number, including area code 1-800-648-4287

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, Jim Pratt resigned as a director and as the Chief Executive Officer of GlobeTrac Inc., which the remaining director accepted and which resulted in one vacancy on the board of directors.

Also, on February 1, 2006, John daCosta consented to and was appointed the Chief Executive Officer of GlobeTrac Inc. by the board of directors.

Mr. daCosta (41 years old) has been the CFO of GlobeTrac Inc. since May 2002. Mr. daCosta has been a director of Global Axxess Corporation Limited since August 2002. Mr. daCosta has been a director of Globetrac Limited since August 27, 2002 and the corporate secretary since February 25, 2003. In the past five years, Mr. daCosta has worked with numerous public and private companies in providing accounting and management services.

Neither Mr. daCosta nor the other current director holds a directorship in any other reporting company, with the exception that Mr. daCosta is also a director of Trilogy Metals Inc.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that GlobeTrac Inc. was or is a party to in which Mr. daCosta had or is to have a direct or indirect material interest.

There is no employment agreement between Mr. daCosta and GlobeTrac Inc. at this time. However, GlobeTrac Inc. is paying DaCosta Management Corp., which John daCosta is the sole director and shareholder, for management fees for administrative and accounting services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

By:/s/ John daCosta
Dated: February 6, 2006                                   John daCosta - CEO

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